SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 22, 1999




                              THE TITAN CORPORATION
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)



     001-06035                                           95-2588754
(Commission File No.)                          (IRS Employer Identification No.)

                                3033 Science Park
                        San Diego, California 92121-1199
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (858) 552-9500








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        1
ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On December 22, 1999, our subsidiary, Cayenta, Inc. ("Cayenta") purchased more than 99 percent of the stock of SFG Technologies Inc. ("SFG"). SFG is a leading provider of revenue cycle management software for companies with complex billing calculation requirements. The terms of the purchase are set forth in a Stock Purchase Agreement dated December 22, 1999, by and among Cayenta, SFG, and the SFG shareholders, a copy of which is filed as Exhibit 2.1. We refer you to that Stock Purchase Agreement for additional information about the terms and conditions of the transaction. On December 23, 1999, we issued a press release announcing the closing of the transaction. We are incorporating the terms of the press release into this Form 8-K and a copy has been attached as Exhibit 99.1.

Cayenta acquired substantially all of SFG's stock and outstanding options for an aggregate purchase price of $11.6 million, of which $9.5 million was paid at closing and the balance was placed in escrow accounts to satisfy possible working capital adjustments and indemnification obligations. The first escrow of approximately $500,000 is due 90 days after the closing of the transaction, subject to potential working capital adjustments following completion of an audit of the closing balance sheet to be performed by our auditors within 60 days from the closing date. SFG will have 30 days from the completion of such audit to dispute any proposed working capital adjustments and reduction of the escrowed amount. With respect to the second escrow balance of $1.5 million, which is due in June 2001, we have a right to offset against such amount for damages (subject to a $50,000 deductible) arising out of breaches of SFG's representations and warranties including the excess of any working capital adjustments greater than the $500,000 escrow referenced above. SFG's representations and warranties generally expire on December 22, 2002. In addition, Cayenta paid approximately $3.1 million to retire or reduce outstanding indebtedness of SFG and redeem all of its outstanding redeemable preferred stock.

We used available cash and borrowings on our line of credit to provide Cayenta with the funds necessary to complete the acquisition. We will account for the transaction as a purchase. There will be no change in our current Board of Directors or officers as a result of the transaction.

In addition to the acquisition of SFG, Cayenta has made other acquisitions during 1999. In January 1999, Cayenta acquired substantially all of the assets of Transnational Partners II, LLC, ("TNP"), an enterprise application integration consulting company. Cayenta acquired these assets for an initial installment of $7.0 million in cash and 2,345,000 shares of Cayenta convertible preferred stock. Cayenta will pay an additional $2.8 million in satisfaction of a promissory note issued in connection with payment of the purchase price for the TNP acquisition, plus 7% interest thereon, in January 2000. In November 1999, Cayenta acquired J.B. Systems, Inc., an enterprise asset management, or EAM, company doing business under the name Mainsaver. In December 1999, Cayenta acquired Assist Cornerstone Technologies, Inc. ("Assist"), an e-commerce solutions and software company. Cayenta acquired Assist for 516,458 shares of Cayenta Class A common stock and approximately $12.9 million in cash, of which $9.9 million was paid at the closing. Of the $3.0 million withheld at closing, $1.7 million is due in March 2000 and $1.3 million is due in June 2001, subject to possible working capital adjustments and indemnification obligations. In addition, Cayenta paid approximately $3.2 million to retire outstanding indebtedness of Assist and to redeem all of its outstanding redeemable preferred stock.

Each of these acquisitions was accounted for using the purchase method, resulting in approximately $68.4 million of goodwill. The goodwill from the TNP acquisition is being amortized over a 30 year period from the date of acquisition. Goodwill related to the Mainsaver, Assist and SFG acquisitions is being amortized over a 20 year period from the date of each of the respective acquisitions.

 In order to realize the anticipated benefits of these acquisitions, we must efficiently integrate and combine the operations of Cayenta, TNP, Mainsaver, Assist and SFG. The process of integrating administrative organizations, facilities, management information systems and other aspects of operations will present a significant challenge to the management of these companies. We cannot assure you that this integration process will be successful or that we will fully realize the anticipated benefits of these acquisitions. Dedication of our resources to the integration of TNP, Mainsaver, Assist and SFG may divert attention from day-to-day business of Cayenta, TNP, Mainsaver, Assist and SFG. The difficulties of integration may be increased by the necessity of coordinating geographically different organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. We cannot assure you that there will not be substantial costs associated with the integration process, that such activities will not result in a decrease in revenues or that there will not be other material adverse effects of these integration efforts.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)               Financial Statements of Business Acquired.

                  (1) We will file the requisite financial statements with respect to the acquisition described above and all other acquisitions made by Cayenta described in Item 2 within sixty (60) days of the date that this current report on Form 8-K is required to be filed.

         (b)               Pro Forma Financial Information

                  We will file the requisite pro forma financial information with respect to the acquisitions described above in Item 2 within sixty (60) days of the date that this current report on Form 8-K is required to be filed.

         (c)               Exhibits.

                  2.1 Stock Purchase Agreement dated December 22, 1999 among Cayenta, Inc., SFG Technologies, Inc. and the Shareholders of SFG Technologies, Inc. We have not filed Schedules and similar attachments to this Exhibit. Upon request, Titan will furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule.

                  99.1     Press Release dated December 23, 1999.



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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   January 6, 2000                            THE TITAN CORPORATION
                                                    a Delaware Corporation


                                                    By: /s/ Nicholas J. Costanza
                                                    Senior Vice President,
                                                    General Counsel and
                                                    Secretary



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                                INDEX TO EXHIBITS


Exhibit                                                                 Page No.

2.1        Stock Purchase Agreement dated December 22, 1999.

99.1       Press Release dated December 23, 1999.